NATIONAL RV HOLDINGS, INC.

                                                                        CONTACT:

                                                          Thomas J. Martini, CFO
                                                                    951/436-3000
                                                                     ir@nrvh.com


                     NATIONAL R.V. HOLDINGS, INC. ANNOUNCES
                      THIRD QUARTER 2006 FINANCIAL RESULTS


Perris, CA, November 10, 2006 - National R.V. Holdings, Inc. (NYSE Arca: NVH), the owner of leading RV manufacturers National RV, Inc. (NRV) and Country Coach, Inc. (CCI), today announced financial results for its third quarter and nine months ended September 30, 2006.

Net sales were $92.0 million for the third quarter of 2006, a decline of 15% from $108.2 million in the third quarter of 2005. For the nine months ended September 30, 2006, net sales declined 12% to $315.1 million from $357.1 million in the same period last year.

For the third quarter and the nine months ended September 30, 2006, the Company reported a net loss of $7.1 million and $16.3 million, respectively, compared to a net loss of $5.9 million and $12.8 million for the comparable periods in 2005. These figures correspond to a net loss of $0.68 per diluted share for the third quarter of 2006 and $1.57 per diluted share for the first nine months of 2006, compared to a net loss of $0.57 per diluted share for the third quarter of 2005 and $1.24 per diluted share for the first nine months of 2005.

Brad Albrechtsen, National R V Holdings' chief executive officer, stated, "The third quarter was particularly difficult as we continued to work through the fiberglass sidewall issue, dealt with continued slowing in the Class A industry, and worked through very aggressive new product introductions involving both divisions. We continue to look for ways to reduce costs. We are also continuing our efforts to raise new capital and explore strategic alternatives, and are evaluating several opportunities on both fronts.

"On a more positive note, we expect shipments to new dealers to total more than $5 million in the 4th quarter, which, combined with the successful new product launches, we believe will continue to support our growing market share and ultimately higher production and sales levels. At Country Coach, the new ultra high-end Rhapsody product was debuted recently at the Atlanta Speedway to glowing reviews. There is sufficient demand for this million dollar plus unit to support a planned build rate of 16 to 20 units in 2007. Having signed a new Prevost bus conversion dealer recently, Beaudry RV, we are hopeful that production of buses will also increase in 2007. Country Coach's newly launched Tribute and redesigned Inspire products were also well received during the 3rd quarter and are helping that division continue to grow its share of the high line business as well as the Class A diesel market overall.

"On the National RV side, the mid-priced diesel Pacifica product launched in the 3rd quarter is doing extremely well and the entry-level gas Surfside model continues to garner consumer and dealer support," continued Albrechtsen. "Unfortunately, the growth in market share experienced by both our divisions is not enough to offset the sales decline caused by the decline in industry Class A shipments."

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Year-to-date, the Company's wholesale unit shipments of diesel motorhomes were
952, down 12% from 1,087 units during the first nine months of 2005. Wholesale unit shipments of gas motorhomes were 911 for the first nine months of 2006, down 15% from 1,073 units shipped during the first nine months of 2005. The Company's combined diesel and gas Class A motorhome shipments were down 14% in the first nine months of 2006 compared to 2005, while industry Class A shipments were down 18%. The average selling price increased 2%, to $169,000 in the first nine months of 2006, compared to $165,000 for the same period in 2005.

In response to declining sales, the Company adjusted its weekly motorhome production rate down from 50 in the second quarter to 43 in the third quarter, and expects fourth-quarter production to average approximately 38 to 40 units per week.

The gross margin for the quarter ended September 30, 2006 was 0.9% compared to 2.0% for the same period last year. For the nine months ended September 30, 2006, the gross margin was 1.9% compared to 2.8% for the nine months ended September 30, 2005. During the third quarter the Company introduced one redesigned and three new products into production and into the market place. These new product introductions resulted in approximately $2.0 million in higher cost of sales during the quarter. The gross margin in the third quarter was also negatively impacted by lower fixed overhead absorption resulting from decreased sales and a $1.5 million increase in the workers' compensation reserve for a significant injury and a revised actuarial estimate on the overall reserve.

Operating expenses for the third quarter of 2006 declined 9% to $7.0 million, or 7.6% of net sales, compared to $7.7 million, or 7.1% of net sales, for the third quarter of 2005. For the nine months ended September 30, 2006, operating expenses decreased 6% to $20.5 million, or 6.5% of net sales, compared to $21.8 million, or 6.1% of net sales, for the same period in the prior year. Operating costs decreased in both the quarter and year-to-date periods of 2006 due to the Company's cost containment initiatives, partially offset by higher banking and professional fees associated with the Company's capital raising efforts and strategic process.

"During the third quarter," said Tom Martini, National R. V. Holdings' chief financial officer, "we remained focused on providing enough liquidity for the Company to simultaneously continue to repair the 74 motorhomes affected by defective materials, continue our R & D efforts, complete new product introductions, and continue to produce high quality motorhomes for our dealer network. The declining market demand for the industry's products has forced us to complete additional cost cutting initiatives to conserve available funds. We will continue our focus on providing liquidity in the near term through the reduction of inventory levels, and through our capital-raising efforts and strategic process review."

CONFERENCE CALL

National R.V. Holdings' management team will host a live audio webcast to discuss its third quarter financial results and recent events. The webcast of the conference call will be held today at 10:00 a.m., PST (1:00 p.m., EST). To listen to the conference call via the Internet, please visit National R.V. Holdings' website at www.nrvh.com at least 10 minutes prior to the start of the call in order to register, download and install any necessary software.

ABOUT NATIONAL R.V. HOLDINGS, INC.

National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Pacifica, Sea Breeze, Surf Side, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, Tribute, Rhapsody and Magna, and bus conversions under the Country Coach Prevost brand.

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This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, and prospects, as well as assumptions about future events. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by fiberglass material supplied by a third party supplier; the ability of the Company's new and redesigned product introductions to achieve market acceptance; the ability of the Company to obtain long-term debt financing; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or the failure to remediate any of the previously disclosed material weaknesses; any failure to implement required new or improved controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.
                                                   ###



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                          NATIONAL R.V. HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                 SEPTEMBER 30,  DECEMBER 31,
                                                                                                      2006          2005
                                                                                                 -------------- ------------
                                                                                                  (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents..................................................................           $   4        $  11
   Restricted cash............................................................................             720          201
   Receivables, less allowance for doubtful accounts of $533 and $392, respectively...........          21,801       21,533
   Inventories................................................................................          73,191       61,940
   Prepaid expenses...........................................................................           2,732        2,359
   Deferred income taxes......................................................................             778        1,281
                                                                                                 -------------- ------------
     Total current assets.....................................................................          99,226       87,325
   Property, plant and equipment, net.........................................................          38,411       38,457
   Other assets...............................................................................           1,344        1,608
                                                                                                 -------------- ------------
     Total assets.............................................................................        $138,981     $127,390
                                                                                                 ============== ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Book overdraft.............................................................................         $ 7,086      $ 2,582
   Accounts payable...........................................................................          34,394       20,218
   Accrued expenses...........................................................................          23,396       26,273
   Current portion of capital leases..........................................................              62           57
   Line of credit.............................................................................          24,048       12,059
                                                                                                 -------------- ------------
     Total current liabilities................................................................          88,986       61,189
   Long-term portion of capital leases........................................................             136          169
   Deferred income taxes......................................................................             778        1,281
   Long-term accrued expenses.................................................................           4,986        5,089
                                                                                                 -------------- ------------
     Total liabilities........................................................................          94,886       67,728
                                                                                                 -------------- ------------

Commitments and contingent liabilities

Stockholders' equity:
   Preferred stock - $0.01 par value; 5,000 shares authorized, 4,000 issued and outstanding...              --           --
   Common stock - $0.01 par value; 25,000,000 shares authorized, 10,339,484 issued and
     outstanding..............................................................................             103          103
   Additional paid-in capital.................................................................          38,256       37,563
   Retained earnings..........................................................................           5,736       21,996
                                                                                                 -------------- ------------
     Total stockholders' equity...............................................................          44,095       59,662
                                                                                                 -------------- ------------
     Total liabilities and stockholders' equity...............................................        $138,981     $127,390
                                                                                                 ============== ============

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                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                              THREE-MONTHS ENDED       NINE-MONTHS ENDED
                                                                                 SEPTEMBER 30,            SEPTEMBER 30,
                                                                            -----------------------  -----------------------
                                                                               2006        2005         2006        2005
                                                                            ----------  -----------  ----------  -----------

Net sales................................................................   $  91,999   $  108,232   $ 315,107   $  357,082
Cost of goods sold.......................................................      91,191      106,067     309,031      347,201
                                                                            ----------  -----------  ----------  -----------
   Gross profit .........................................................         808        2,165       6,076        9,881
Selling expenses.........................................................       3,234        4,335       9,861       11,289
General and administrative expenses......................................       3,774        3,346      10,618       10,489
                                                                            ----------  -----------  ----------  -----------
   Operating loss........................................................      (6,200)      (5,516)    (14,403)     (11,897)
Interest expense.........................................................         801          395       1,835          983
Other expense (income)...................................................         (10)          19        (101)         (72)
                                                                            ----------  -----------  ----------  -----------
   Loss before income taxes..............................................      (6,991)      (5,930)    (16,137)     (12,808)
Provision for income taxes...............................................          86           --          123          --
                                                                            ----------  -----------  ----------  -----------
Net loss.................................................................   $  (7,077)  $   (5,930)  $ (16,260)     (12,808)
                                                                            ==========  ===========  ==========  ===========

Loss per common share:
   Basic.................................................................   $   (0.68)  $    (0.57)  $   (1.57)  $    (1.24)
                                                                            ==========  ===========  ==========  ===========
   Diluted...............................................................   $   (0.68)  $    (0.57)  $   (1.57)  $    (1.24)
                                                                            ==========  ===========  ==========  ===========

Weighted average number of shares:
   Basic.................................................................      10,339       10,339      10,339       10,338
   Diluted...............................................................      10,339       10,339      10,339       10,338


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                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                                     NINE MONTHS ENDED
                                                                                                       SEPTEMBER 30,
                                                                                                 --------------------------
                                                                                                    2006          2005
                                                                                                 ------------  ------------

Cash flows from operating activities:
   Net loss....................................................................................  $   (16,260)  $   (12,808)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Bad debt expense..........................................................................          147           126
     Reserve and write down of inventories.....................................................        6,403         1,576
     Depreciation and amortization.............................................................        3,112         2,760
     (Gain) loss on asset disposal.............................................................           28           (35)
     Stock-based compensation..................................................................          693            --
     Changes in assets and liabilities:
        Increase in receivables................................................................         (415)       (3,052)
        Increase in inventories................................................................      (17,654)       (4,100)
        (Increase) decrease in prepaid expenses................................................         (373)          641
        Increase in accounts payable...........................................................       14,176         1,271
        (Decrease) increase in accrued expenses................................................       (2,980)        1,351
                                                                                                 ------------  ------------
     Net cash used for operating activities....................................................      (13,123)      (12,270)
                                                                                                 ------------  ------------

Cash flows from investing activities:
   (Increase) decrease in restricted cash......................................................         (519)          226
   Repayments on note receivable...............................................................           --         1,970
   Purchase of property, plant and equipment...................................................       (3,164)       (3,576)
   Proceeds from sale of assets................................................................          128            75
   Decrease in other assets....................................................................          206            44
                                                                                                 ------------  ------------
     Net cash used in investing activities.....................................................       (3,349)       (1,261)
                                                                                                 ------------  ------------

Cash flows from financing activities:
   Increase in book overdraft..................................................................        4,504         4,207
   Principal payments on capital leases........................................................          (28)          (24)
   Deferred financing costs....................................................................          ---          (236)
   Net receipts on the line of credit..........................................................       11,989         9,444
   Proceeds from issuance of common stock......................................................           --           140
                                                                                                 ------------  ------------
     Net cash provided by financing activities.................................................       16,465        13,531
                                                                                                 ------------  ------------
Net (decrease) increase in cash and cash equivalents...........................................           (7)          ---
Cash and cash equivalents, beginning of the year...............................................           11            11
                                                                                                 ------------  ------------
Cash and cash equivalents, end of period.......................................................  $         4   $        11
                                                                                                 ============  ============


Supplementary cash flow information:
-----------------------------------
----------------------------------------------------------------------------------------------------------------  ------------

Reclassification of inventory for operating lease                                                   $       -     $        394
================================================================================================================  ============

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